Exhibit 99.2
C3 AI Restructures Sales and Services Organizations to Accelerate Growth
New leadership includes Chief Commercial Officer, General Manager of EMEA, North America
REDWOOD CITY, Calif. — August 8, 2025 — C3 AI (NYSE: AI), the Enterprise AI application software company, in the course of Q1, has restructured its global sales and services organization, including new leadership. That restructuring is now complete. New leadership includes:
Rob Schilling joins C3 AI as EVP and Chief Commercial Officer, responsible for all Sales, customer-facing teams, and Alliances, effective June 16, 2025. Schilling is a seasoned enterprise application sales leader. His prior experience includes SVP, ERP, Oracle, responsible for a billion-dollar cloud application business; GVP, Nokia Software; CEO, SpaceTime; SVP, SAP Americas; Chief Customer Officer, SAP Japan; and SVP of Sales at Siebel Systems. He brings almost a quarter century of senior enterprise sales leadership to lead the C3 AI go-to-market effort globally.
John Kitchingman joins C3 AI as General Manager, EMEA, effective June 30, 2025. He previously served as SVP, Global Customer Engagement at Dassault Systèmes and VP and Global Sales Leader, IBM Global Services.
Jeff Cosseboom joins C3 AI as Group Vice President, North America East Sales. He brings over three decades of enterprise sales experience as Chief Revenue Officer, Palladin Technologies; Area VP, Salesforce-Vlocity; VP, SAP; and GVP, Siebel Systems/Oracle.
Lars Farnstrom joins C3 AI as Group Vice President, Nordics. He is also an exceptionally experienced technology leader, including as CEO, Crate.io; VP, Nordics, C3 AI; CEO, Raw Lab; VP, Sales Northern Europe, C3 AI; and Group Director, CRM, Siebel Systems.
Alex Amato, Group Vice President of Customer Services and an executive with C3 AI for nine years, has been promoted to assume responsibility for all professional services and customer service operations, reporting to Rob Schilling. In the course of Q1, he has restructured the services organization to ensure a consistent and universal focus on rapid and significant value realization for all C3 AI engagements.
“The good news is we have completely restructured the sales and services organization, including new and highly experienced leadership across the board to ensure a return to accelerating growth and increased customer success at C3 AI. The bad news is that sales results in Q1 were completely unacceptable. Having given this a lot of thought, I attribute this to two factors. One: It is clear that in the short term, the reorganization with new leadership had a disruptive effect. Two: As we have previously announced, I have had a number of health issues in the past six months including multiple hospitalizations and vision impairment. Unfortunately, dealing with these health issues prevented me from participating in the sales process as actively as I have in the past. With the benefit of hindsight, it is now apparent that my active participation in the sales process may have had a greater impact than I previously thought. That being said, as we enter Q2, we have new leadership in place, a restructuring completed, an extraordinarily large market opportunity, a superlative product offering, and exceptional levels of customer satisfaction, and I am confident the company is positioned to accelerate going forward,” said Thomas M. Siebel, Chairman and CEO, C3 AI. “I am pleased to also report that, but for vision impairment, my health has improved dramatically. I am feeling strong and am fully engaged. As you also know, we are actively engaged in an executive search for a successor CEO at C3 AI and are moving expeditiously to identify some excellent candidates in short order.”

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Use of Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “continue,” “may,” “would,” “will” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding our market opportunity, our sales and customer opportunity pipeline, the results of restructuring our sales and services organizations, the success of our new sales leadership structure, customer satisfaction, the outcome of our search for a new Chief Executive Officer, and our business strategies, plans, and objectives for future operations. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including our history of losses and ability to achieve and maintain profitability in the future, our historic dependence on a limited number of existing customers that account for a substantial portion of our revenue, our ability to attract new customers and retain existing customers, market awareness and acceptance of enterprise AI solutions in general and our products in particular, the length and unpredictability of our sales cycles and the time and expense required for our sales efforts. Some of these risks are described in greater detail in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2025, and other filings and reports we make the Securities and Exchange Commissions from time to time, including our Quarterly Report on Form 10-Q that will be filed for the fiscal quarter ended July 31, 2025, although new and unanticipated risks may arise. Certain of the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Except to the extent required by law, we do not undertake to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations.

About C3.ai, Inc.
C3 AI is the Enterprise AI application software company. C3 AI delivers a family of fully integrated products including the C3 Agentic AI Platform, an end-to-end platform for developing, deploying, and operating enterprise AI applications, C3 AI applications, a portfolio of industry-specific SaaS enterprise AI applications that enable the digital transformation of organizations globally, and C3 Generative AI, a suite of domain-specific generative AI offerings for the enterprise.

C3 AI Public Relations
Edelman
Lisa Kennedy
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pr@c3.ai

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